Exhibit 99.1

Revolution Lighting Announces Proposed Settlement and Settlement Hearing

STAMFORD, Conn., April 24, 2020 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (OTC: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, announced today that a settlement hearing will be held on August 11, 2020 at 11:30 a.m., (or at such other date and time as the Court may direct without further notice) before the Honorable J. Paul Oetken, at the Thurgood Marshall United States Courthouse, 40 Foley Square, New York, New York 10007 in the matter of In Re Revolution Lighting Technologies, Inc. Derivative Action, Case No. 1:19-cv-03913 (the “Settlement Hearing”).

The parties have reached an agreement in principle to settle this matter (the “Proposed Settlement”). On April 10, 2020, Judge Oetken granted preliminary approval for the Proposed Settlement and scheduled the Settlement Hearing for August 11, 2020, which is being held to determine: (i) whether the terms of the Proposed Settlement are fair, reasonable, and adequate, and in the best interests of the Company; (ii) whether the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”) fully satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; (iii) whether the Final Order and Judgement should be entered dismissing the derivative actions with prejudice, releasing the Company and individual defendants from certain claims as set forth in the Proposed Settlement; (iv) whether the amount of attorneys’ fees and expenses to be awarded to the Plaintiffs’ counsel is fair and reasonable; and (v) any other matters that come before the court. A copy of the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions is attached hereto as Exhibit A.

Any Company stockholder may appear at the Settlement Hearing and show cause, if he, she, or it has any reason why the settlement of the action embodied in the Stipulation and Agreement of Settlement and as described in the Company’s current report on Form 8-K filed today with Securities and Exchange Commission (“SEC”) should not be approved as fair, reasonable and adequate, or why the final order and judgement should or should not be entered, or why the fee and expense award should not be awarded. To object, the stockholder must follow the procedures outlined in the Notice.

There can be no assurance that the settlement will receive final approval from the court. Please refer to the Notice for more information about the Proposed Settlement and Settlement Hearing.

About Revolution Lighting

Revolution Lighting Technologies, Inc. designs, manufactures and sells LED lighting solutions focusing on the industrial, commercial and government markets. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full-service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates,” “expects,” “intends,” “plans,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Proposed Settlement or the Settlement Hearing, involve risks and uncertainties that may cause actual results to differ materially from those stated here. There are factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements reflect the Company’s views as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

EXHIBIT A

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE REVOLUTION LIGHTING TECHNOLOGIES, INC. DERIVATIVE ACTION,	Lead Case No. 1:19-cv-03913
This Document Relates To: ALL ACTIONS

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD OR BENEFICIAL OWNERS OF REVOLUTION LIGHTING TECHNOLOGIES, INC. SECURITIES AS OF JANUARY 30, 2020:

YOU ARE HEREBY NOTIFIED pursuant to the Court’s Preliminary Approval Order,1 a hearing will be held on August 11, 2020, at 11:30 a.m., before the Honorable J. Paul Oetken or such other judge as may be sitting in his place and stead, at the Thurgood Marshall United States Courthouse, 40 Foley Square, New York, NY 10007 (or at such a date and time as the Court may direct without further notice) for the purpose of determining: (i) whether the terms of a proposed settlement of the above-captioned action, in accordance with the Stipulation of Settlement entered into by the Settling Parties, dated January 30, 2020 (the “Stipulation”) are fair, reasonable, and adequate, and in the best interests of Revolution, Inc. (“Revolution”); (ii) whether the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (“Notice”) fully satisfies

[1]

The capitalized terms used in this Notice and not otherwise defined herein shall have the same meaning as in the Stipulation of Settlement (the “Stipulation”) dated January 30, 2020, which is available on the website of Revolution at https://ir.rvlti.com/.

the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; (iii) whether the Final Order and Judgment2 should be entered dismissing the above- captioned matters with prejudice, releasing the Released Persons from the Released Claims; (iv) whether the amount of attorneys’ fees and expenses to be awarded to Plaintiffs’ Counsel is fair and reasonable; and (v) any other matters that come before the Court.

The Actions allege that certain current and former directors and certain former executive officers of Revolution breached their fiduciary duties and violated Section 10(b) of the Exchange Act of 1934 and SEC Rule 10b-5 in connection with public statements made between March 14, 2014 and November 14, 2018 regarding the Company’s recognition of revenue and internal controls over financial reporting.

The Settlement consists of the adoption by Revolution of certain corporate governance reforms. The Actions are not “class actions” and no individual stockholder has the right to receive any direct recovery from the Settlement. The Settlement, if approved by the Court, will fully and finally resolve the issues raised in the Actions. Upon entry of the Final Judgment, all of Plaintiffs’ Released Claims against the Defendants shall be dismissed with prejudice and the Released Persons shall be released form the Released Claims.

If you have not already reviewed the full Notice and the Stipulation (along with its exhibits), those documents are available on Revolution’s website at https://ir.rvlti.com/, and you are encouraged to review them. This Summary Notice should be read in conjunction with, and is qualified by reference to, the full Notice and the Stipulation.

[2]	Except for terms defined herein, capitalized terms shall have the same meaning as defined in Stipulation, which is available for review on the website of Revolution at https://ir.rvlti.com/.

If you are a record or beneficial holder of Revolution securities as of January 30, 2020, your rights will be affected by this Settlement, including the release and extinguishment of claims you may possess relating to your ownership interest in Revolution securities. Any Current Revolution Stockholder may appear at the Settlement Hearing and show cause, if he, she, or it has any reason why the Settlement of the Actions embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should or should not be entered, or why the Fee and Expense Award should not be awarded (an “Objection”). Stockholders cannot ask the Court to order a different settlement; the Court can only approve or reject the Settlement.

To object, the stockholder must: (a) file a written Objection stating name, legal address and telephone number, the case name and number (In Re Revolution Lighting Technologies, Inc. Derivative Action, Case No. 1:19-cv-03913) and stating all reasons for the Objection; (b) give proof of current ownership of Revolution common stock, including the number of shares and documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such Objection, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three years. Any written Objection shall be filed with the Clerk of the Court at least 21 calendar days prior to the Settlement Hearing, at the below address:

CLERK OF COURT

United States Courthouse

40 Foley Square

New York, NY 10007

Unless the Court otherwise directs, any Current Revolution Stockholder who does not make his, her, or its Objection in the manner provided in the preceding paragraph of this Summary Notice shall be deemed to have waived such Objection, shall be bound by the Final Order and Judgment, and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Award.

PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK’S OFFICE, OR ANY REPRESENTATIVE OF REVOLUTION REGARDING THIS NOTICE.